UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

ADITXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	85-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA 23219

(Address of principal executive offices, including ZIP code)

(650) 870-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 15, 2022, Aditxt, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”) for the purpose of holding a stockholder vote on Proposals 1, 2, 3 and 4 set forth below. An aggregate of 19,936,362 shares of the Company’s Common Stock , constituting a quorum, were represented virtually, in person, or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) re-elected each of Amro Albanna, Shahrokh Shabahang, Brian Brady, Namvar Kiaie, and Jeffrey Runge as directors of the Company to serve for a term expiring at the Company’s 2023 annual meeting of stockholders; and (ii) ratified the appointment of dbbmckennon LLC (“dbbmckennon”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The proposals to (i) amend the Company’s amended and restated certificate of incorporation to increase the number of shares of authorized common stock from 100,000,000 to 150,000,000; and (ii) grant discretionary authority to the Company’s board of directors to (A) amend the Company’s certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1:5) to a maximum of a one-for-fifty (1-for-50) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (B) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders were not approved by the requisite vote of a majority of the Company’s issued and outstanding shares.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 10, 2022, are as follows:

Proposal 1. At the Annual Meeting, the stockholders approved the election of five (5) members to our board of directors to serve until the Company’s 2023 annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five (5) directors were as follows:

Directors	For	Withhold	Broker Non-Votes
Amro Albanna	11,065,096	1,320,403	7,550,863
Shahrokh Shabahang D.D.S., MS, Ph.D.	11,335,694	1,049,805	7,550,863
Brian Brady	11,382,809	1,002,690	7,550,863
Namvar Kiaie	11,391,054	994,445	7,550,863
Jeffrey Runge, M.D.	11,362,974	1,022,525	7,550,863

Proposal 2. At the Annual Meeting, the stockholders approved the ratification of the appointment of dbbmckennon as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The result of the votes to approve the ratification of the appointment of dbbmckennon were as follows:

For	Against	Abstain
18,324,202	824,103	788,057

Proposal 3. At the Annual Meeting, the proposal to amend the Company’s amended and restated certificate of incorporation to increase the number of shares of authorized common stock from 100,000,000 to 150,000,000 was not approved by the requisite vote of a majority of the Company’s issued and outstanding shares. The result of the votes were as follows:

For	Against	Abstain
17,099,799	2,768,045	68,518

Proposal 4. At the Annual Meeting, the proposal to grant discretionary authority to the Company’s board of directors to (A) amend the Company’s certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1:5) to a maximum of a one-for-fifty (1-for-50) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (B) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders was not approved by the requisite vote of a majority of the Company’s issued and outstanding shares. The result of the votes were as follows:

For	Against	Abstain
16,635,476	3,237,289	63,597

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the presentation that was utilized in the Annual Meeting.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Annual Meeting Presentation
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2022

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer